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                                  EXHIBIT 3.2

                              AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                               PYRAMID OIL COMPANY
                           a California corporation
                             (As of December, 2009)

                                   ARTICLE I

                                    OFFICES

     Section A.     Principal Offices.

     The Board of Directors (the "Board") shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California and the Corporation has one or more business offices in the State of California, the Board shall fix and designate a principal business office in the State of California.

     Section B.     Other Offices.

     The Board may at any time establish branch or subordinate offices at any place or places it may choose from time to time.

                                   ARTICLE II

                                    DIRECTORS

     Section A.     Powers.

     Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation of the Corporation (the Articles of Incorporation) and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

     Section B.     Standard of Care; Liability.

     In performing the duties of a director, a director shall act in good faith, in the manner such director believes to be in the best interests of the Corporation and its shareholders, and with such care, including reasonable inquiry, and prudence as a person in a like position would use under similar circumstances.

     In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, and statements, including financial statements and other financial data, which have been prepared or presented by any of the following:

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          (a)  One or more officers or employees of the Corporation whom the director believes to be reliable and competent in the matters presented;

          (b) Counsel, independent accountants or other persons as to matters which the director believes to be within such person's professional or expert competence; or

          (c) A committee of the Board upon which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence, so long as in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

     Section C.     Number and Qualification of Directors.

     The authorized number of directors of the Corporation shall be seven (7). This number of directors may be changed by amendment to the Articles of Incorporation or by an amendment to this Section C, Article II of these Bylaws, adopted by the vote or written consent of the shareholders, as provided in Section 212 of the California Corporations Code.

     Section D.     Election and Term of Office of Directors.

     Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

     Section E.     Vacancies.

     Vacancies on the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies on the Board shall be deemed to exist in the event of the death, resignation or removal of any director, or if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at such meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

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     Any director may resign effective on giving written notice to the
Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a later time, the Board may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of such director's term of office.

     Section F.     Removal of Directors.

     The entire Board or any individual director named may be removed from office as provided by Sections 302, 303 and 304 of the California Corporations Code. In such a case, the remaining Board members may elect a successor director to fill such vacancy for the remaining unexpired term of the director so removed. No director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors most recent election were then being elected; and when by the provisions of the Articles of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

     Section G.     Place of Meetings and Meetings by Telephone.

     Regular meetings of the Board may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     Section H.     Annual Meetings.

     Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Section 1500 of the California Corporations Code by the Secretary or other officer designated for that purpose.



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     Section I.     Other Regular Meetings.

     Other regular meetings of the Board shall be held at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice, provided the time and place has been fixed by the Board, and further provided the notice of any change in the time of such meetings shall be given to all the directors. Notice of a change in the time shall be given to each director in the same manner as notice for special meetings of the Board.

     Section J.     Special Meetings.

     Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or any two directors.

     Notice of the time and place of such special meetings shall be delivered to each director personally or by telephone (including a voice messaging system or other system designed to record and communicate messages), facsimile, electronic mail or other electronic means, or sent by first-class mail or telegram, charges prepaid, addressed to each director at such director's address as is shown on the records of the Corporation. If such notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of such meeting. If such notice is delivered by telegram, it shall be delivered to the telegraph company at least 48 hours before the time of the holding of such meeting. If such notice is delivered personally or by telephone, facsimile, electronic mail or other electronic means it shall be delivered at least 48 hours before the time of holding such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving such notice has reason to believe will promptly communicate it to such director. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Corporation.

     Section K.     Quorum.

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business except to adjourn as provided in Section M of this Article II. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of such Code (as to appointment of committees) and Section 317(e) of such Code (as to indemnification of directors). A meeting at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting.



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     Section L.     Waiver of Notice.

     The transactions of any meeting of the Board, however called and noticed, and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice if a quorum is present and if, either before or after such meeting, each of the directors not present signs a written waiver of notice, a consent to hold such meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of such meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to such director.

     Section M.     Adjournment.

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section N.     Notice of Adjournment.

     Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section J of this Article II to the directors who were not present at the time of the adjournment.

     Section O.     Action Without Meeting.

     Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

     Section P.     Sole Director Provided by Articles of Incorporation.

     In the event only one director is required by these Bylaws or the Articles of Incorporation, any references herein to notices, waivers, consents, meetings or other actions by the majority or quorum of directors shall be deemed notice, waiver, etc. by such sole director, who shall have all the rights and duties and shall be entitled to exercise all the powers and shall assume all responsibilities otherwise herein described given to a Board.

     Section Q.     Fees and Compensation of Directors.

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section Q shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such service.

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                                    ARTICLE III

                          COMMITTEES; ADVISORY DIRECTORS

     Section A.     Committees of Directors.

     The Board may, by resolution adopted by a majority of the whole Board designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any committee, to the extent provided in such a resolution of the Board, shall have all the authority of the Board, except with respect to:

     (a) The approval of any action that, under the California General Corporation Law, also requires shareholders' approval (under Section 153 of the California Corporations Code) or approval of the outstanding shares (under
Section 152 of the California Corporations Code);

     (b)  The filling of vacancies on the Board or in any committee;

     (c) The fixing of compensation of the directors for serving on the Board or on any committee;

     (d) The amendment or repeal of these bylaws or the adoption of new bylaws;

     (e) The amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable;

     (f) A distribution to the shareholders of the Corporation (under Section 166 of the California Corporations Code), except at a rate or in a periodic amount or within a price range determined by the Board; and

     (g) The appointment of any other committees of the Board or the members of such committees.

     Section B.     Meetings and Action of Committees.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article II, Sections G (place of meetings), H (annual meetings), I (other regular meetings) J (special meetings), K (quorum), L (waiver of notice), M (adjournment), N (notice of adjournment), and O (action without meeting), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees also may be called by resolution of the Board; and notice of special meetings of committees also shall be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

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     Section C.     Advisory Directors.

     The Board from time to time may elect one or more persons to be advisory directors, who shall not by such appointment be members of the Board. Advisory directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board. If no period is prescribed, title shall be held at the pleasure of the Board.


                                ARTICLE IV

                                 OFFICERS

     Section A.     Officers.

     The officers of the Corporation shall include a President, a Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section C of this Article IV. Any number of offices may be held by the same person.

     Section B.     Election of Officers.

     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section C or Section E of this Article IV, shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under any contract of employment.

     Section C.     Subordinate Officers.

     The Board may appoint and remove, and may empower the President to appoint and remove, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section D.     Removal and Resignation of Officers.

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting or, except in the case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice; and, unless

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otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

     Section E.     Vacancies in Offices.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     Section F.     Chairman of the Board.

     The Chairman of the Board, if such an officer be chosen, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section G of this Article IV.

     Section G.     President.

     Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there is such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of President of a Corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

     Section H.     Vice Presidents.

     In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board, the Chairman of the Board, the President or these Bylaws.

     Section I.     Secretary.

     The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Board

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meetings and committee meetings, the number of shares present or represented at meetings of shareholders and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board required by these Bylaws or by law to be given, and he shall keep in safe custody the seal of the Corporation, if one is adopted, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

     Section J.     Chief Financial Officer.

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.


                                    ARTICLE V

                       INDEMNIFICATION OF DIRECTORS, OFFICERS,
                            EMPLOYEES AND OTHER AGENTS

     Section A.     Indemnification of Directors and Officers.

     The Corporation shall, to the maximum extent and in the manner permitted by the California General Corporation Law, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the California General Corporation Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the California General Corporation Law), arising by reason of the fact that such person is or was an agent of the Corporation.
For purposes of this Article V, a director or officer of the Corporation includes any person (i) who is or was a director or officer of the

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Corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     Section B.     Indemnification of Others.

     The Corporation shall have the power, to the extent and in the manner permitted by the California General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in section 317(a) of the California General Corporation Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the California General Corporation Law), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
Article V, an employee or agent of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     Section C.     Payment of Expenses in Advance.

     Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Article V or for which indemnification is permitted pursuant to this Article V following authorization thereof by the Board shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article V.

     Section D.     Indemnity Not Exclusive.

     The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

     Section E.     Insurance Indemnification.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify them against

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such liability under the provisions of this Article V.

     Section F.     Conflicts.

     No indemnification or advance shall be made under this Article V, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

     (i) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                    ARTICLE VI

                             MEETINGS OF SHAREHOLDERS

     Section A.     Place of Meetings.

     Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board. In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Corporation.

     Section B.     Annual Meeting.

     The annual meeting of shareholders shall be held on such date and at such time as the Board may determine. The annual meeting shall be held at the Corporation's principal offices or at any other location as may be determined by the Board. At each annual meeting, directors shall be elected and any other proper business may be transacted.

     Section C.     Special Meetings.

     A special meeting of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting.

     If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary. The officer receiving the request shall promptly cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections D and E of this Article VI, that a meeting

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will be held at the time requested by the person or persons calling the meeting, not fewer than 35 days or more than 60 days after the receipt of the request. If such notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws. Nothing contained in this paragraph of this Section C shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

     Section D.     Notice of Meetings of Shareholders.

     All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section E of this Article VI not less than 10 days or more than 60 days before the date of the meeting. Such notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of such Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of such Code, (iv) a voluntary dissolution of the Corporation, pursuant to
Section 1900 of such Code, or (v) a distribution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

     Section E.     Manner of Giving Notice; Affidavit of Notice.

     Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the books of the Corporation or is given, notice shall be deemed to have been given if sent to a shareholder by first-class mail or telegraphic or other written communication at the location of the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice to such shareholder at such address, each future notice and report shall be deemed to have been duly given without further mailing if it shall be available to the

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shareholder on written demand by the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report.

     An affidavit of the mailing or other means of giving any notice of any meeting of shareholders shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the minutes book of the Corporation.


     Section F.     Nominations For Director.

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to
Article VI Section D of these bylaws, provided, however, that if 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.

     Section G.     Quorum.

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. The shareholders in attendance at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section H.     Adjourned Meeting; Notice.

     Any meeting of shareholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy; but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section F of this Article VI.

     When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections D and E of this Article VI. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     Section I.     Voting.

     The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section L of this Article VI, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but if a shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be presumed conclusively that such shareholder's approving vote is with respect to all shares that such shareholder is entitled to vote. Except as provided in Section F of this Article VI, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or the Articles of Incorporation.

     At a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of such shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of such shareholder's intention to cumulate votes. If any shareholder has given such a notice, every shareholder entitled to vote may cumulate votes for candidates in the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled or distribute such shareholder's votes on the same principle among any or all of the candidates as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section J.     Waiver of Notice or Consent by Absent Shareholders.

     The transactions of any meeting of shareholders, annual or special, however called and noticed and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after such meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of such meeting or an approval of the minutes thereof. Such waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section D of this Article VI, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except that when the person objects at the beginning of the meeting to the transaction of any business thereat because such meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if an objection is expressly made at such meeting.

     Section K.     Shareholders Acting Without a Meeting; Filling Vacancies
                    on Board.

     Any action to elect directors which may be taken at a meeting of the shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary; provided further, that while ordinarily directors can only be elected by unanimous written consent under California Corporations Code Section 603(d), as to vacancy created by death, resignation or other causes, if the directors fail to fill a vacancy, then a director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of directors.

     Section L.     Other Actions Without a Meeting.

     Unless otherwise provided in the California General Corporation Law, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, and unless the unanimous written consent of all shareholders has been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section E of this Article VI. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the Corporation, pursuant to Section 317 of such Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of such Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of such Code, such notice shall be given at least 10 days before the consummation of any action authorized by such approval. Any shareholder giving a written consent or the shareholder's proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

     Section M.     Record Date for Shareholder Notice, Voting and Giving
                      Consents.

     For purposes of determining the shareholders entitled to receive notice of any meeting or to give consent to corporate action without a meeting, the Board may fix in advance a record date, which shall not be more than 60 days or less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting. In this event, only shareholders of record on the date so fixed are entitled to receive notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California General Corporation Law.

     If the Board does not so fix a record date:

     (a) The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held; or

     (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action or at the close of business on the sixtieth day before the date of such other action, whichever is later.

     Section N.     Proxies.

     Every shareholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy validly executed by the shareholder. A proxy may be executed by written authorization signed, or by electronic transmission authorized, by the shareholder or the shareholder's attorney-in-fact, giving the proxyholder(s) the power to vote the shareholder's shares. A proxy shall be deemed signed if the shareholder's name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A proxy may also be transmitted orally by telephone if submitted with information from which it may be determined that the proxy was authorized by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to such proxy, by a writing delivered to the Corporation stating that such proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing such proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant to such proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

     Section O.     Inspectors of Election.

     Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of such inspectors shall be either one (1) or three (3). If such inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

     (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

     (b)  Receive votes, ballots or consents;

     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d)  Count and tabulate all votes or consents;

     (e)  Determine when the polls shall close;

     (f)  Determine the result; and

     (g) Do any other acts that may be necessary or proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE VII

                    RECORDS, REPORTS AND GENERAL CORPORATE MATTERS

     Section A.     Maintenance and Inspection of Share Register.

     The Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed, and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation may: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on five days' prior written demand on the Corporation, and/or (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by such shareholder or shareholders after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five days after the demand is received or the date specified in the demand as the date as of which such list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section A may be made in person or by an agent or attorney of the shareholder or a holder of a voting trust certificate making the demand.

     Section B.     Maintenance and Inspection of Bylaws.

     The Corporation shall keep at its principal executive office or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

     Section C.     Maintenance and Inspection of Other Corporate Records.

     The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places as may be designated by the Board or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. The rights of inspection set forth in this Section C shall extend to the equivalent records of each subsidiary Corporation of the Corporation.

     Section D.     Inspection by Directors.

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary Corporations. Such inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of all documents.

     Section E.     Annual Report to Shareholders.

     Provided the Corporation has 100 shareholders or less, the Annual Report to Shareholders referred to in Section 1501 of the General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders of the Corporation as they deem appropriate. Should the Corporation have 100 or more shareholders, an Annual Report must be furnished not later than 120 days after the end of each fiscal period.

     Section F.     Financial Statements.

     A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then-current fiscal year ending more than 30 days before the date of the request and a balance sheet of the Corporation as of the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement to the person making such request within 30 days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year (and if such report is required to be sent in accordance with Section E of this
Article VII), this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after such request.

     The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement that it has prepared and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this Section F shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

     Section G.     Annual Statement of General Information.

     The Corporation shall, within the statutorily required time period, file with the Secretary of State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process and any other required information, all in compliance with Section 1502 of the Corporations Code of California.

     Section H.     Record Date for Purposes Other Than Notice and Voting.

     For purposes of determining the shareholders entitled to receive any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any other lawful action (other than action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in such case only shareholders of record on the date so fixed are entitled to receive such dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

     If the Board does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth day before the date of such action, whichever is later.

     Section I.     Checks, Drafts, Evidence of Indebtedness.

    All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

     Section J.     Execution of Corporate Contracts and Instruments.

     The Board, except as otherwise provided in these Bylaws, may authorize any officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and for the Corporation; such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.


                                     ARTICLE VIII
                         CERTIFICATES AND TRANSFERS OF SHARES

     Section A.     Certificates for Shares.

     Certificates for shares shall be of such form and device as the Board may designate and shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; and if the shares be assessable, or if assessments are collectible by personal action, a plain statement of such facts.

     Every certificate for shares must be signed by the Chairman of the Board or the President or a Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary, and must be authenticated by the signature of the President and Secretary or an Assistant Secretary. No certificate or certificates for shares are to be issued until such shares are fully paid, unless the Board authorizes the issuance of certificates or shares as partly paid, provided that such certificates shall state the amount of consideration to be paid therefore and the amount paid thereon.

     Notwithstanding any other provision of these By-Laws that refers to certificates evidencing shares of the Corporation's outstanding shares of capital stock, shares of the Corporation may be evidenced by registration in the holder's name in uncertificated, book-entry form in accordance with the direct registration system approved by the United States Securities and Exchange Commission and by the principal securities exchange on which the stock of the Corporation may from time to time be traded, or as may be otherwise authorized by Section 416(b) of the California General Corporation Law or any successor statute, as any of the foregoing may be approved from time to time by the Board of Directors. Every holder of uncertificated shares of the Corporation shall be entitled to receive a statement of holdings as evidence of share ownership

     Section B.     Transfer on the Books.

     Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section C.     Lost or Destroyed Certificates.

     Any person claiming a certificate or stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the directors so require, give the Corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in an amount satisfactory to the Board, whereupon a new certificate may be issued in the same manner and for the same number of shares as the one alleged to be lost or destroyed.

     Section D.     Transfer Agents and Registrars.

     The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the directors may designate.

     Section E.     Legend Condition.

     In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit to a new permit be first issued so authorizing said deletion.

                                    ARTICLE IX

                                    AMENDMENTS

     Section A.     Amendment by Shareholders.

     New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of such Articles of Incorporation.

     Section B.     Amendment by Directors.

     Subject to the rights of the shareholders as provided in Section A of this Article IX, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended or repealed by the Board.

                          CERTIFICATE OF SECRETARY


     I, the undersigned, do hereby certify that:


     (1)     I am the duly elected and acting Secretary of Pyramid Oil

Company, a California corporation; and


     (2)     The foregoing Bylaws, comprising 23 pages, constitute the Amended and Restated Bylaws of said Corporation as duly adopted by the Board of

Directors of the Corporation.


     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 17th day of December, 2009.




                                           /s/LEE G. CHRISTIANSON
                                           --------------------------
                                           Lee G. Christianson
                                           Secretary

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
ARTICLE I     OFFICES                                                  1

     Section A.     Principal Offices                                  1
     Section B.     Other Offices                                      1

ARTICLE II    DIRECTORS                                                1

     Section A.     Powers                                             1
     Section B.     Standard of Care; Liability                        1
     Section C.     Number and Qualification of Directors              2
     Section D.     Election and Term of Office of Directors           2
     Section E.     Vacancies                                          2
     Section F.     Removal of Directors                               3
     Section G.     Place of Meetings and Meetings by Telephone        3
     Section H.     Annual Meetings                                    3
     Section I.     Other Regular Meetings                             4
     Section J.     Special Meetings                                   4
     Section K.     Quorum                                             4
     Section L.     Waiver of Notice                                   5
     Section M.     Adjournment                                        5
     Section N.     Notice of Adjournment                              5
     Section O.     Action Without Meeting                             5
     Section P.     Sole Director Provided by
                      Articles of Incorporation                        5
     Section Q.     Fees and Compensation of Directors                 5

ARTICLE III  COMMITTEES; ADVISORY DIRECTORS                            6

     Section A.     Committees of Directors                            6
     Section B.     Meetings and Action of Committees                  6
     Section C.     Advisory Directors                                 7

ARTICLE IV   OFFICERS                                                  7

     Section A.     Officers                                           7
     Section B.     Election of Officers                               7
     Section C.     Subordinate Officers                               7
     Section D.     Removal and Resignation of Officers                7
     Section E.     Vacancies in Offices                               8
     Section F.     Chairman of the Board                              8
     Section G.     President                                          8
     Section H.     Vice Presidents                                    8
     Section I.     Secretary                                          8
     Section J.     Chief Financial Officer                            9

                               TABLE OF CONTENTS
                                   (continued)
                                                                    Page
                                                                    ----

ARTICLE V    INDEMNIFICATION OF DIRECTORS, OFFICERS,
               EMPLOYEES AND OTHER AGENTS                              9

ARTICLE VI    MEETINGS OF SHAREHOLDERS                                11

     Section A.     Place of Meetings                                 11
     Section B.     Annual Meeting                                    11
     Section C.     Special Meetings                                  11
     Section D.     Notice of Meetings of Shareholders                12
     Section E.     Manner of Giving Notice; Affidavit of Notice      12
     Section F.     Nominations For Director                          13
     Section G.     Quorum                                            13
     Section H.     Adjourned Meeting; Notice                         13
     Section I.     Voting                                            14
     Section J.     Waiver of Notice or Consent by
                      Absent Shareholders                             14
     Section K.     Shareholders Acting Without a Meeting;
                      Filling Vacancies on Board                      15
     Section L.     Other Actions Without a Meeting                   15
     Section M.     Record Date for Shareholder Notice
                      Voting and Giving Consents                      16
     Section N.     Proxies                                           16
     Section O.     Inspectors of Election                            17

ARTICLE VII   RECORDS, REPORTS AND GENERAL CORPORATE MATTERS          18

     Section A.     Maintenance and Inspection of Share Register      18
     Section B.     Maintenance and Inspection of Bylaws              18
     Section C.     Maintenance and Inspection of Other
                      Corporate Records                               19
     Section D.     Inspection by Directors                           19
     Section E.     Annual Report to Shareholders                     19
     Section F.     Financial Statements                              19
     Section G.     Annual Statement of General Information           20
     Section H.     Record Date for Purposes Other
                      Than Notice and Voting                          20
     Section I.     Checks, Drafts, Evidence of Indebtedness          21
     Section J.     Execution of Corporate Contracts
                      and Instruments                                 21

ARTICLE VIII  CERTIFICATES AND TRANSFERS OF SHARES                    21

     Section A.     Certificates for Shares                           21
     Section B.     Transfer on the Books                             22
     Section C.     Lost or Destroyed Certificates                    22
     Section D.     Transfer Agents and Registrars                    22
     Section E.     Legend Condition                                  22

                               TABLE OF CONTENTS
                                   (continued)
                                                                    Page
                                                                    ----

ARTICLE IX    AMENDMENTS                                              23

     Section A.     Amendment by Shareholders                         23
     Section B.     Amendment by Directors                            23